PRESS RELEASE


                   COASTAL FINANCIAL CORPORATION SETS DATE FOR
                   SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON
                      PROPOSED MERGER WITH BB&T CORPORATION


         Myrtle Beach, South Carolina; March 23, 2007. Coastal Financial Corporation (Nasdaq: CFCP) announced today that it will convene a Special Meeting of Shareholders on April 27, 2007 to vote on its proposed merger with BB&T Corporation (NYSE: BBT). Shareholders of record as of the close of business on March 7, 2007 are entitled to vote at the Special Meeting of Shareholders. Proxy solicitation materials, including a proxy statement-prospectus for the Special Meeting of Shareholders, will be mailed on or about March 26, 2007.

         Subject to receipt of shareholder and regulatory approvals, Coastal Financial Corporation and BB&T Corporation expect to complete the merger in the second calendar quarter of 2007.

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        THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED BY
FEDERAL SECURITIES LAWS. THESE STATEMENTS MAY ADDRESS ISSUES THAT INVOLVE SIGNIFICANT RISKS, UNCERTAINTIES, ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF COASTAL FINANCIAL CORPORATION AND BB&T CORPORATION. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM CURRENT PROJECTIONS AND ESTIMATES.

        THIS NEWS RELEASE IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF BB&T CORPORATION. SUCH OFFER AND SOLICITATION SHALL BE MADE ONLY BY MEANS OF THE PROXY STATEMENT-PROSPECTUS FOR THE SPECIAL MEETING OF SHAREHOLDERS. THE SECURITIES OF BB&T CORPORATION ARE NOT FEDERALLY-INSURED.

        THIS NEWS RELEASE IS NOT A PROXY SOLICITATION BY COASTAL FINANCIAL CORPORATION. SUCH SOLICITATION SHALL BE MADE ONLY BY MEANS OF THE PROXY STATEMENT-PROSPECTUS FOR THE SPECIAL MEETING OF SHAREHOLDERS.

CONTACT:

Coastal Financial Corporation
Susan J. Cooke, Senior Vice President, 843-205-2676